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                                                                   EXHIBIT 5.1


                           [TROY & GOULD LETTERHEAD]



                                 June 25, 1997



Western Water Company
4660 La Jolla Village Drive
Suite 825
San Diego, California 92122


Gentlemen:

        We have acted as counsel to Western Water Company (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (File No. 333-28759), as amended (the "Registration Statement"). The Registration Statement relates to the offer and sale by the selling securityholders named therein (the "Selling Securityholders") of up to 10,350 shares of the Company's Series C Convertible Redeemable Preferred Stock, $1,000 per share stated value, and up to 899,074 shares of the Company's Common Stock, $.001 par value (collectively, the "Shares").

        In acting as counsel to the Company, we have examined originals or copies, certified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary, and we are familiar with the proceedings heretofore taken by the Company in connection with the authorization, issue and sale by the Company to the Selling Securityholders of the Shares. In addition, we have examined such books and records of the Company as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

        Based upon the foregoing, it is our opinion that the Shares, when sold by the Selling Securityholders in the manner contemplated in the Prospectus made part of the Registration Statement, will be legally and validly issued, fully paid and nonassessable.





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Troy & Gould
June 25, 1997
Page 2



        We consent to the use of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement and Prospectus of the Company made part thereof. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in
Section 11 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of said Act.



                                         Very truly yours,


                                         /s/  TROY & GOULD

                                         TROY & GOULD
                                         Professional Corporation